SUB-ITEM 77Q3

AIM TRIMARK FUND

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 4/30/2008
FILE NUMBER 811-05426
SERIES NO.: 17


72DD. 1. Total income dividends for which record date passed during the period. (000's Omitted)
           Class A                                                        827
      2.   Dividends for a second class of open-end company shares
           (000's Omitted)
           Class B                                                        143
           Class C                                                        194
           Class R                                                         10
           Institutional Class                                              -


73A.  Payments per share outstanding during the entire current period:
      (form nnn.nnnn)
      1.   Dividends from net investment income
           Class A                                                     0.3111
      2.   Dividends for a second class of open-end company shares
           (form nnn.nnnn)
           Class B                                                     0.2187
           Class C                                                     0.2187
           Class R                                                     0.2802
           Institutional Class                                         0.3749


74U.  1    Number of shares outstanding (000's Omitted)
           Class A                                                      2,585
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
           Class B                                                        619
           Class C                                                        872
           Class R                                                         51
           Institutional Class                                              1


74V.  1    Net asset value per share (to nearest cent)
           Class A                                                     $13.47
      2 Net asset value per share of a second class of open-end company shares (to nearest cent)
           Class B                                                     $13.08
           Class C                                                     $13.08
           Class R                                                     $13.37
           Institutional Class                                         $13.64